EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-4 Registration Statement of Zions Bancorporation of our report dated January 16, 1998 on Sumitomo Bank of California's 1997 financial statements included in Zions Bancorporation's previously filed Form 8-K (filed April 15, 1998) and to all references to our firm included in this Registration Statement.


                                           /s/ Arthur Andersen LLP


San Francisco, California
July 16, 1998